                                                                   Exhibit 10.21


                  SECOND AMENDMENT TO THE GEEG HOLDINGS, L.L.C.
                                2000 OPTION PLAN
                                ----------------

                  This Second Amendment to the GEEG Holdings, L.L.C. 2000 Option Plan (the "Option Plan") of GEEG Holdings, L.L.C., a Delaware limited liability company (the "Company"), has been deemed advisable and has been adopted pursuant to the terms of Section 6.7 of the Option Plan by the Company's Board of Directors and is effective on April __, 2001. Terms used herein but not otherwise defined shall have the meanings given to such terms in the Option Plan.

1. Section 5.2(a) of the Option Plan is amended by deleting the second sentence thereof and substituting the following in lieu thereof:

                  "Such exercise price shall be paid to the Company: (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds); (ii) if permitted by applicable law and approved by the Board, by delivery of Common Units, previously acquired and currently owned by the Participant (or by the Participant and his or her spouse jointly) and purchased or held for the requisite period of time as necessary to avoid a charge to the Company's earnings for financial reporting purposes, having an aggregate Fair Market Value on the date of exercise of the Option equal to such exercise price; (iii) if the Common Units are traded on a national securities exchange, the Nasdaq Stock Market, Inc. or quoted on a national quotation system by the National Association of Securities Dealers, and, in any case, if permitted by applicable law, through a "cashless exercise" procedure approved by the Board whereby the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Company cash in an amount equal to such exercise price and any taxes required as a result of such exercise; or (iv) by a combination of the consideration provided for in the foregoing clauses (i) through (iii)."


2. Section 5.9 of the Option Plan is amended by adding a new sentence at the end of such section to read as follows:

                  "The Board may, in its discretion, waive any of the foregoing restrictions in this Section 5.9."


3. In all other respects, the Option Plan is ratified and shall, as so changed by this Second Amendment, continue in full force and effect.